Exhibit 10.3
Purpose
The purpose of the CHS Annual Variable Pay Plan (the “Plan”) is to provide a direct financial incentive for eligible employees (each a “Participant”) who contribute to the achievement of company and business unit financial performance goals, as well as individual performance goals that are aligned with organizational priorities and CHS Leadership Expectations. The Plan is intended to:

•Drive strong business performance by creating line of sight for participants to see how they contribute to the achievement of goals
•Emphasize shared ownership of enterprise and business unit initiatives, and reward for the achievement of collective results through collaborative work efforts

Reward goal achievement that is competitive with compensation in the external market and aligned with organizational and market best practices
Performance Period
Each Performance Period for the Plan (“Performance Period”) is measured in one (1) fiscal-year segment, currently September 1 through August 31. A new Performance Period begins each fiscal year.

For purposes of the Plan, “Award” is defined as the amount awarded to a Participant for a Performance Period upon the CHS Board of Directors approving the Performance Period financial results and authorizing distribution of payouts under the Plan following the end of the Performance Period.
Eligibility
•Employees must have a start date in an eligible non-union job and have a status of a full-time or part-time regularly scheduled employee on or before June 1 during the Performance Period.
•Employees must be employed in an eligible non-union job, have actively worked a minimum of 30 days during the Performance Period, and have a status of a full-time or part-time regularly scheduled employee at the end of the Performance Period (August 31), or have had an eligible status change during the Performance Period (reference Award Proration for more information).
•The following table provides an overview of basic Plan eligibility. Refer to the additional criteria in this section for details.

Eligible Status	Ineligible Status
Non-Union	Union
Full-time	Layoff
Part-time Regularly Scheduled	Temp/Seasonal
Start date or status change from ineligible status on/before June 1 during the Performance Period	Start date after June 1 during the Performance Period
Active in eligible status at the end of the Performance Period	Separated or other ineligible status at the end of the Performance Period
Worked a minimum of 30 days during the Performance Period	Worked less than 30 days during the Performance Period
Eligible for variable compensation through any other bonus, commission or incentive plan

•Employee eligibility may change during the Performance Period due to a status change. An eligible status change will result in the employee becoming eligible or maintaining eligibility as a Participant, however any Award if provided under the Plan, will be prorated (reference Award Proration for more information).
•Employees who have a change to an ineligible status during the Performance Period and/or are in an ineligible status at the end of the Performance Period (August 31) are not eligible to participate in the Plan and will not be a Participant for purposes of the Plan (reference the eligibility table above for more information).

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•Employees who are eligible for variable compensation through any other bonus, commission or incentive plan are not eligible to participate in the Plan and will not be a Participant for purposes of this Plan, unless approved by the Plan Administrators.
•Employees that are not eligible for the Plan after consideration of the eligibility rules include: Energy Certified Energy Specialists; Energy Transportation and Distribution Drivers; Energy Zip Trip store employees below the C-Store Manager level; Production Incentive eligible employees; Temco Terminal employees; Interns; Agronomy Sales Account Managers, Sales Managers and Sales Directors; Country Operations employees below the Vice President level without a department name beginning with CO. Eligibility can be changed at the sole discretion of the Plan Administrators.

Forfeiture and Modification for Performance or Behavior
A Participant may forfeit eligibility under the Plan for any Performance Period, or have their opportunity for an Award under the Plan modified at the discretion of the Plan Administrators, if it has been determined that the Participant has failed to meet job performance criteria and standards, which includes but is not limited to documented performance issues, or acts of misconduct, dishonesty or violation of CHS policies and procedures. Forfeiture of eligibility or modification of a Participant’s opportunity for an Award under the Plan must be approved by the Plan Administrators.
Performance Goals
Performance Goals are established for each Performance Period at the beginning of the Performance Period. Financial Performance goals are defined in the Plan Appendix for each Performance Period. Plan Performance Goals include:

•Return on Invested Capital (ROIC)
•Return on Assets (ROA)
•Individual Performance Goals

All Plan Performance Goals for each Performance Period are measured over the applicable Performance Period.
•The President and Chief Executive Officer (CEO) and the Chief Financial Officer (CFO) establish, and the CHS Board of Directors approves, the ROIC Performance Goals at the corporate level for each Performance Period pursuant to the Plan.
•The CEO and CFO establish, in collaboration with senior finance and business unit leaders, all business unit ROA Performance Goals for each Performance Period pursuant to the Plan.
•Individual Performance Goals are established by the Participant and the Participant’s Manager at the beginning of the Performance Period.

For any Award made under the Plan, the payout range for each Performance Goal is calculated as a percent of target Performance Goal (the expected level of performance), based on actual results for that Performance Goal for the Performance Period.

The payout range is calculated independently for each Performance Goal and mathematically interpolated when results are attained between the Performance Goal levels. The following table illustrates the Performance Goal levels and associated payout range.

Performance Goal Level	Level Definition	Payout Range
Maximum	Highest level of Performance	200%
Target	Expected level of Performance	100%
Threshold	Lowest level of Performance	50%

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Performance Goal Weightings
The Performance Goal Weightings indicate the relative value of each Performance Goal in the Award calculation. Performance Goals are weighted based on whether Participants are in a Corporate Function or a Business Unit Participant group. The following table illustrates Performance Goal Weightings by Participant group.

Participant Group	Group Definition	Performance Goal Weighting
		ROIC	ROA	Individual
Corporate Function*	Enterprise Support	70%		30%
Business Unit	Defined Market Segment	35%	35%	30%
*Corporate function includes all enterprise leadership team participants.
Performance Goal Trigger
Performance Goal levels and “Triggers” are established at the beginning of each Performance Period. The Trigger defines the level of required performance to trigger any Award.

The Trigger or Triggers are based on whether Participants are in a Corporate Function or a Business Unit Participant group, as follows:

•Corporate Function Participant:
◦Threshold ROIC Performance Goal must be met for any Award to be issued under the Plan.
◦If the threshold ROIC Performance Goal is not met, no Award will be issued under the Plan.
•Business Unit Participant:
◦Threshold ROIC or target ROA Performance Goals must be met for any Award to be issued under the Plan.
◦If the threshold ROIC Performance Goal is not met, and the target ROA Performance Goal is met, any Award may be issued for the ROA Performance Goal only. If both the threshold ROIC and target ROA Performance Goals are not met, no Award will be issued under the Plan.

The following table illustrates the impact of the Trigger for each Performance Goal.

Participant Group	Trigger		Performance Goal Weighting Compensation Earned
	Performance Goal	Performance Goal Level Required	ROIC	ROA	Individual
Corporate Function	ROIC	Threshold	Yes		Yes
Business Unit	ROIC	Threshold	Yes	Yes	Yes
IF THRESHOLD ROIC TRIGGER IS NOT MET
Corporate Function	ROIC	Threshold	No		No
Business Unit	ROIC	Threshold	No	Varies Based on Business Unit ROA Results (see below)	No
Business Unit	ROA	Target	No	Yes	No

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Award Opportunity
Participant’s target Award Opportunity (“Award Opportunity”) pursuant to the Plan for any Performance Period varies by job and is one factor used in the calculation of any Award under the Plan.
Pay Basis
Pay Basis is determined based on whether a Participant is salaried (exempt) or hourly (non-exempt) employee and is another factor used in the calculation of any Award under the Plan. Pay Basis for any Performance Period is determined as follows:

•Salaried (exempt) Participant: Base pay at the end of the Performance Period (August 31), prorated by the number of days worked in an eligible status.
•Hourly (non-exempt) Participant: Actual earnings in an eligible job, including base pay and overtime, during the Performance Period (September 1 through August 31).
Award Proration
Any Award under the Plan will be prorated based on the following changes during the Performance Period:

•Financial Performance Goal changes that occur on or before June 1 of the Performance Period;
•Performance Goal Weighting changes that occur on or before June 1 of the Performance Period;
•Bonus, commission or incentive plan changes that occur on or before June 1 of the Performance Period;
•Eligible status changes that occur during the Performance Period.
•Any Award under the Plan may also be prorated based on changes in job that occur during the Performance Period, at the sole discretion of the Participant’s Manager and Human Resources Director.
•The following table outlines status changes and how any Award under the Plan will be prorated when a change in status occurs during the Performance Period (reference Eligibility for more information).

Status Change*	Proration Rule – Days Included
Deceased	Days worked in an eligible status
Full-Time	Days worked in an eligible status
Layoff	Days worked in an eligible status; unless status is Layoff at the end of the Performance Period
Leave of Absence	Days worked in an eligible status; and first 90 days
Long-Term Disability	Days worked in an eligible status
Military Leave	Days worked in an eligible status; and First 90 days
Part-Time	Days worked in an eligible status
Position Elimination (including Divestiture)	Days worked in an eligible status
Retirement (per Retirement Plan rules)	Days worked in an eligible status
Separation	Days worked in an eligible status; unless status is separation at the end of the Performance Period
Separation and Return to Eligible Status	Days worked in an eligible status before and after separation if employee returns within 90 days
Short-Term Disability (including FMLA)	Days worked in an eligible status; and first 90 days
Temp/Seasonal to Eligible Status	Days worked in an eligible status; unless status is Temp/Seasonal at the end of the Performance Period
Union to Eligible Status	Days worked in an eligible status, unless status is Union at the end of the Performance Period
Workers’ Compensation	Days worked in an eligible status; and first 90 days
*Not all eligible status changes are included in the table above.

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Award Payment
Any Award under the Plan, including for Participants who are no longer employed by the company after the end of the Performance Period and/or due to an eligible status change during the Performance Period, are determined, approved and issued as soon as administratively feasible following the Performance Period. No Award shall be deemed approved under the Plan until after Performance Period financial results are approved by the CHS Board of Directors.

A Participant’s potential for an Award under the Plan can be modified or terminated without Participant consent for any reason up until the CHS Board of Directors approve the Performance Period financial results. Once approved, any Award cannot be modified or terminated, except as is expressly provided in the Plan.

In all cases, any Award issued under the Plan shall be paid no later than December 31 following the applicable Performance Period. Any Award under the Plan is paid through the same process as the Participant’s paycheck. All payments are subject to appropriate withholdings.
Administration
The CFO and Chief Human Resource Officer (CHRO) administer the Plan (each a Plan Administrator). The Plan Administrators, along with the CEO, are authorized to make all decisions as required in the administration of the Plan and to exercise their discretion to define, interpret, construe and apply Plan provisions, approve, administer, withdraw, and make any exceptions to the terms of the Plan. Any adjustments to the Plan based on extraordinary business conditions requires CHS Board of Directors and CFO approval at the corporate level, and CEO and CFO approval at the business unit level.
General Provisions
CHS reserves the right to change or cancel the Plan at any time. This Plan document does not intend to, nor does it operate to, create an employment contract or provide a guarantee of continued employment. There is no vested right to any payment prior to the Award determination, and the CHS Annual Variable Pay Plan does not give rise to any rights not expressly stated in the Plan.

Non-Recurring Events: Non-recurring business events, which have a substantial impact on CHS financial results during the Performance Period, may be excluded from the calculations for determining any Awards. Such events could include but are not limited to, major gains or losses from acquisitions (including planned short-term losses), divestitures, lawsuits, significant business write-offs, casualty losses or sale of assets. Any such exclusion must be approved by the CHS Board of Directors.

Recovery: Any Awards issued under the Plan shall be subject to recovery or the penalties pursuant to any applicable company policy, law, rule or regulation or applicable stock exchange rule, including, without limitation, Section 304 of the Sarbanes-Oxley Act of 2002, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any applicable stock exchange listing rule adopted Pursuant thereto.

This Plan document applies to eligible U.S. and Canadian Participants. A separate plan document is customized for eligible international employees.

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